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                    ALOETTE COSMETICS, INC. AND SUBSIDIARIES
                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                for the six months ending June 30, 1997 and 1996



                                                                             Six Months Ended June 30,
                                                                             -------------------------
                                                                          1997                        1996
                                                                          ----                        ----
Net income                                                               $346,885                    $452,028

Weighted average number of common shares outstanding during
  the year                                                              2,149,468                   2,157,253

Net income per common share                                                  $.16                        $.21

                         PRIMARY (1)

Net income                                                               $346,885                    $452,028

Weighted average number of shares used in calculation
  of primary income per share                                           2,156,733                   2,157,253

Net income per common share                                                  $.16                        $.21

                      FULLY DILUTED (1)

Net income                                                               $346,885                    $452,028

Weighted average number of shares used in calculation of
  fully diluted income per share                                        2,157,026                   2,157,253

Net income per common share                                                  $.16                        $.21

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(1)  This calculation is submitted in accordance with the regulations of the
     Securities and Exchange Commission although not required by APB Opinion No.
     15 because it results in dilution of less than 3%.